Exhibit 5.1



      [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]

                         April 23, 1996




Johnston Industries, Inc.
105 Thirteenth Street
Columbus, Georgia 31901

Gentlemen:

     We are acting as special counsel to Johnston Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), of shares of Common Stock, par value $.10 per share, of the Company (the "Shares") issuable upon the exercise of options granted to David L. Chandler under the Jupiter National, Inc. Amended and Restated Stock Option Plan (the "Plan").

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduced copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials and such other documents and
(iii) reviewed such information from officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others.

     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value of the Shares) in accordance with the terms of the Plan and the applicable stock option agreements, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the federal laws of the United States and, to the extent relevant hereto, the Delaware General Corporation Law.

Letter to Johnston Industries, Inc.
April 23, 1996
Page 2


     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                          Very truly yours,

                          FRIED, FRANK, HARRIS, SHRIVER &
                                JACOBSON



                          By:  /s/ Andrew P. Varney
                               ___________________________
                                   Andrew P. Varney